Exhibit 99.1

NV5 Acquires Tampa-based Transportation Infrastructure Engineering Division from Pitman-Hartenstein & Associates

- Accretive Acquisition Expands NV5’s Southeastern Presence and Capabilities -

HOLLYWOOD, FL – July 9, 2013 - NV5 Holdings, Inc. (the “Company”) (NASDAQ: NVEEU), a provider of professional and technical engineering and consulting solutions, has acquired the Tampa, Florida division of Pitman-Hartenstein & Associates (PH&A), which specializes in transportation infrastructure engineering.

The assets of the Tampa division were purchased in an all-cash transaction, and are expected to be immediately accretive to NV5 earnings based on the division’s project portfolio and pipeline.

All of the staff and management that built this successful Tampa division have joined the NV5 team—including 15-year PH&A veteran and 30-year veteran engineer, Tom Montgomery, P.E.—who will continue to support their major Florida-based public sector clients.

“This acquisition strengthens our platform by now allowing us to deliver transportation engineering services to the Southeastern U.S. as we have in California and the Rocky Mountain region,” commented Dickerson Wright, chairman and CEO of NV5. “PH&A’s commitment to quality and innovation aligns perfectly with ours and we look forward to working with this highly capable team of professionals.”

Montgomery commented: “Partnering with a national engineering firm like NV5 brings our team greater resources to expand upon the transportation infrastructure engineering services we offer. We expect to leverage NV5’s extensive experience and proven track record to better serve our public transportation clients in their current and future projects.”

About Pitman-Hartenstein & Associates

Founded in 1986, Pitman-Hartenstein & Associates, Inc. (PH&A) is a civil, structural and environmental engineering firm whose staff is comprised of seasoned professionals and acknowledged experts in a broad spectrum of transportation-related engineering disciplines, including roadway and bridge design, water and sewer system design, site planning and development, airport facility design, and project development and environment studies. For additional information, go to www.phaengineers.com.

About NV5 Holdings, Inc.

NV5 Holdings, Inc. (NASDAQ: NVEEU) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business service verticals: construction quality assurance, infrastructure engineering, energy services, program management and environmental services. The Company operates 21 offices in

California, Colorado, Utah, Florida and New Jersey and is headquartered in Hollywood, Florida. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the acquisition being immediately accretive to NV5’s earnings. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

Company Contact:

NV5 Holdings, Inc.

Richard Tong

Tel 1-954-495-2114

IR@NV5.com

Investor Relations:

Liolios Group, Inc.

Cody Slach

Tel 1-949-574-3860

NVEE@liolios.com

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